EXHIBIT 23


     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     _______________________________________________________



BOARD OF DIRECTORS AND STOCKHOLDERS OF FIRST KEYSTONE
CORPORATION:


     We consent to the use of our reports dated February 28, 2007, with respect to the consolidated balance sheets of First Keystone Corporation and Subsidiary as of December 31, 2006, and 2005, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are included herein.




                           /s/ J. H. Williams & Co., LLP
                           _____________________________
                           J. H. Williams & Co., LLP



February 28, 2007
Kingston, Pennsylvania



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